Exhibit 99.1

STARENT NETWORKS, CORP. REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

TEWKSBURY, Mass. — Aug. 2, 2007 — Starent Networks, Corp. (Nasdaq: STAR), a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services, today reported financial results for the second quarter ended June 30, 2007. Net revenues for the second quarter of 2007 were $30.9 million, a sequential increase of 12% from the first quarter of 2007 and an increase of 51% from the second quarter of 2006.

Net income for the second quarter of 2007 was $3.4 million, or $0.03 per diluted share, compared to net income of $2.3 million for the first quarter of 2007 and net income of $1.3 million in the second quarter of 2006. Second quarter 2007 results included $3.3 million of non-cash stock-based compensation expenses compared to $1.5 million in the prior quarter and $204,000 in the second quarter of 2006.

Excluding the impact of stock-based compensation in all periods and assuming preferred shares were converted as of the beginning of the applicable period, non-GAAP net income for the second quarter of 2007 was $6.7 million, or $0.11 per share, compared to non-GAAP net income of $3.8 million in the first quarter of 2007 and non-GAAP net income of $1.5 million in the second quarter of 2006.

Operational Highlights

Highlights for the first half of 2007 included several key business initiatives and milestones.  The company:

•                Successfully completed an initial public offering of its common stock.  Starent sold approximately 10.6 million shares for net proceeds of approximately $116 million after expenses.

•                Introduced its ST40 multimedia core platform, joining the ST16 as the latest platform in Starent’s product line.  The ST40 platform delivers the high capacity, high availability and high performance required by today’s multimedia broadband 3G networks, and is readily upgradeable to respond to evolving 4G radio networks. The solution increases the performance and functionality of Starent’s multimedia core platform portfolio, giving operators increased flexibility in architecting their networks and addressing their unique scaling, performance and service requirements, while providing a migration to technologies such as 4G, and IP Multimedia Subsystem (IMS) and Multimedia Domain (MMD) functions.

•                Successfully tested its Session Control Manager (SCM) at the IMS Forum’s IMS PlugfestTM II held June 4-8, 2007, further demonstrating its readiness to support mobile operators’ IMS requirements.

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•                Announced that it will partner with Airspan Networks, Inc. (Nasdaq: AIRN), a leading provider of WiMAX and WiFi-based broadband wireless access networks, to jointly deliver an end-to-end 16e Mobile WiMAX network solution. Airspan will incorporate Starent’s Access Service Network (ASN-GW) Gateway and Home Agent (HA) with their MIMO-based 802.16e-2005 HiperMAX and MicroMAX Base Stations for Mobile WiMAX network deployments.

•                Announced that it began shipping its CDMA2000 1xEV-DO Revision (Rev) A compatible Packet Data Serving Node (PDSN) and Home Agent (HA) solutions.

Conference Call Information

Date:	August 2, 2007
Time:	5:00 p.m. Eastern time
Toll-free North America:	888-713-4209
International dial-in number:	617-213-4863
Passcode:	50495338
Live webcast:	Available at http://ir.starentnetworks.com

A telephone replay of the call will be available following the conference through August 9, 2007.  To access the replay, parties in the United States and Canada should call 888-286-8010 and international parties should call 617-801-6888.  The passcode for the replay is 62522470.  An archived version of the webcast will be available until September 30, 2007 on the company’s website at http://ir.starentnetworks.com.

About Starent

Starent Networks, Corp. is a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services to their subscribers. Starent Networks has created solutions that provide network functions and services, including access from a wide range of radio networks to the operator’s packet core network.  Starent Networks’ solutions also provide management of subscriber sessions moving between networks and application of billing and other session policies. Starent Networks’ products and services provide high performance and system intelligence by combining significant computing power, memory and traffic handling capabilities with a flexible, high availability operating system and other proprietary software.  The company’s products integrate multiple network functions and services needed for the delivery of advanced multimedia services, such as video, Internet access, voice-over-IP, e-mail, mobile TV, photo sharing and gaming.  Starent Networks’ products have been deployed by over 60 mobile operators in 25 countries.  Additional information about Starent Networks is available at www.starentnetworks.com.

Forward Looking Statements

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to: our position in the multimedia core network platform market; our expected financial and operating results, including expected revenue and net income per share (on both a GAAP and non-GAAP basis) for fiscal year 2007; the amount and impact of stock-based compensation charges; our definition of “non-GAAP net income” and/or “non-GAAP net income per share”; our ability to build and expand deployments; the benefits of our products and services; and our ability to achieve its goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated.  These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.   The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products, including our new ST40 platform; our ability to establish and maintain successful relationships with our distribution partners; our reliance on a limited number of customers for a substantial portion of our

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revenue; our reliance on a single product line focused on a single market, our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to penetrate the GSM/UMTS market; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.  More information about these and other risks that may impact our business are set forth in our Registration Statement on Form S-1 filed with the SEC, as amended, including the “Risk Factors” section in the final Prospectus, dated June 5, 2007, relating to our initial public offering.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying table titled “Use of Non-GAAP Financial Information” as well as the related table that follows it.

A copy of this press release can be found on the investor relations page of Starent’s website at http://ir.starentnetworks.com.

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Starent®, ST16®, and ST40™ are trademarks of Starent Networks, Corp.

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Starent Networks, Corp.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$136,400	$24,010
Short-term investments	20,765	36,144
Accounts receivable	16,694	13,619
Inventories	16,853	14,578
Prepaid expenses and other current assets	4,119	3,193
Total current assets	194,831	91,544

Property and equipment, net	18,201	10,839
Other assets	1,085	845
Restricted cash	592	1,039

Total assets	$214,709	$104,267

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$8,053	$4,249
Accrued expenses	11,672	10,652
Income taxes payable	552	232
Current portion of deferred revenue	35,113	57,106
Total current liabilities	55,390	72,239

Deferred revenue, net of current portion	5,829	6,562
Refundable exercise price of restricted common stock	1,046	707

Redeemable convertible preferred stock	—	130,270

Stockholders’ equity (deficit)
Common stock	64	7
Additional paid-in capital	252,220	—
Accumulated other comprehensive loss	(9)	(1)
Accumulated deficit	(99,831)	(105,517)
Total stockholders’ equity (deficit)	152,444	(105,511)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$214,709	$104,267

Starent Networks, Corp.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenues:
Product	$25,121	$17,744	$49,573	$29,466
Service	5,733	2,645	8,923	5,357
Total revenues	30,854	20,389	58,496	34,823
Cost of revenues:
Product	6,316	3,401	10,754	7,294
Service	1,942	363	3,329	704
Total cost of revenues	8,258	3,764	14,083	7,998
Gross profit	22,596	16,625	44,413	26,825

Operating expenses:
Research and development	7,585	6,064	17,651	9,705
Sales and marketing	8,867	7,584	15,936	12,745
General and administrative	3,398	1,983	6,242	3,499
Total operating expenses	19,850	15,631	39,829	25,949
Income from operations	2,746	994	4,584	876

Other income (expense), net	799	428	1,509	848
Income before income tax expense	3,545	1,422	6,093	1,724
Income tax expense	(164)	(92)	(407)	(143)
Net income	$3,381	$1,330	$5,686	$1,581
Accretion on redeemable convertible preferred stock	(1,448)	(1,997)	(3,445)	(3,994)
Net income allocated to convertible preferred stock	(1,108)	—	(1,583)	—
Net income (loss) applicable to common stockholders	$825	$(667)	$658	$(2,413)

Net income (loss) per share applicable to common stockholders:
Basic	$0.03	$(0.10)	$0.04	$(0.35)
Diluted	$0.03	$(0.10)	$0.03	$(0.35)

Weighted-average shares used in computing net income (loss) per common share:
Basic	23,919	6,821	15,864	6,838
Diluted	30,197	6,821	21,769	6,838

Stock-based compensation included in the lines above:
Cost of revenues	$130	$8	$198	$8
Research and development	1,660	66	2,141	82
Sales and marketing	644	86	993	98
General and administrative	847	44	1,422	44

	$3,281	$204	$4,754	$232

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, Starent uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude stock-based compensation expense and to give effect to the conversion of preferred stock into common stock as the beginning of the applicable accounting period. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Starent's underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these adjusted non-GAAP results are the primary indicators management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or basic and diluted net income per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Starent Networks, Corp.

Reconciliation of GAAP to Non-GAAP Items

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)

Gross profit
Total revenues	$30,854	$20,389	$58,496	$34,823
Total cost of revenues	8,258	3,764	14,083	7,998
Gross profit	$22,596	$16,625	$44,413	$26,825

Adjustments to reconcile to Non-GAAP net income:
Stock-based compensation	130	8	198	8
Non-GAAP gross profit	$22,726	$16,633	$44,611	$26,833

Operating expenses:
Research and development	$7,585	$6,064	$17,651	$9,705
Sales and marketing	8,867	7,584	15,936	12,745
General and administrative	3,398	1,983	6,242	3,499
Total operating expenses	$19,850	$15,631	$39,829	$25,949

Adjustments to reconcile to Non-GAAP net income:
Stock-based compensation included in:
Research and development	$1,660	$66	$2,141	$82
Sales and marketing	644	86	993	98
General and administrative	847	44	1,422	44

Non-GAAP operating expenses:
Research and development	$5,925	$5,998	$15,510	$9,623
Sales and marketing	8,223	7,498	14,943	12,647
General and administrative	2,551	1,939	4,820	3,455
Non-GAAP operating expenses	$16,699	$15,435	$35,273	$25,725

Income from operations	$2,746	$994	$4,584	$876

Adjustments to reconcile to Non-GAAP net income:
Stock-based compensation	3,281	204	4,754	232
Non-GAAP income from operations	$6,027	$1,198	$9,338	$1,108

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)

GAAP net income	$3,381	$1,330	$5,686	$1,581
Adjustments to reconcile to Non-GAAP net income:
Stock-based compensation	3,281	204	4,754	232
Non-GAAP net income (1)	$6,662	$1,534	$10,440	$1,813

Non-GAAP net income per common share (1)	$0.11	$0.03	$0.17	$0.03

Weighted-average shares used in computing net income (loss) per common share:
Diluted	30,197	6,821	21,769	6,838
Redeemable convertible preferred shares on an ”as-converted” basis (2)	32,121	44,288	38,171	44,288
Common stock equivalents (3)	—	2,328	—	2,409
Non-GAAP diluted weighted-average shares	62,318	53,437	59,940	53,535

(1)             Excluded amount represents stock-based compensation expense. Stock-based compensation is a non-cash expense accounted for in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R). While a large component of our expense, we believe investors prefer to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.

(2)             Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the applicable period. Convertible preferred shares were converted into common shares as of June 5, 2007, the effective date of our initial public offering. We believe investors prefer to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

(3)             Represents common stock equivalents related to outstanding options determined under the treasury method but not included in the GAAP determination of earnings per share as their effect was anti-dilutive.

Source: Starent Networks, Corp.

Contact:

John Delea

Vice President Finance, Investor Relations, Administration

Starent Networks, Corp.

978-863-3743